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                                                                      EXHIBIT 23


                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
OSI Pharmaceuticals, Inc.
  (formerly known as
  Oncogene Science, Inc.)

We consent to incorporation by reference in the registration statement on Forms S-3 (No. 333-12593 and No. 333-2451) and on Forms S-8 (No. 333-06861, No.
33-64713, No. 33-60182, No. 33-38443, No. 33-8980 and No. 333-39509) of OSI
Pharmaceuticals, Inc. (formerly known as Oncogene Science, Inc.) of our report dated December 5, 1997, relating to the consolidated balance sheets of OSI Pharmaceuticals, Inc. (formerly known as Oncogene Science, Inc.) and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1997, which reports appear in the September 30, 1997 annual report on Form 10-K of OSI Pharmaceuticals, Inc.

                                       KPMG PEAT MARWICK LLP


Jericho, New York
December 22, 1997